                                                                    EXHIBIT 23.3

CONSENT OF JANNEY MONTGOMERY SCOTT LLC


We hereby consent to the inclusion of our opinion letter, dated October 3, 2004, to the Board of Directors of Opinion Research Corporation (the "Company") as
Exhibit 99.1 to the Company's Registration Statement on Form S-1 of the Company, as filed with the Securities and Exchange Commission on the date hereof, and to the references to our firm and the opinion in the Registration Statement. In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.


Janney Montgomery Scott LLC


Wednesday, December 08, 2004